Filed Pursuant To Rule 433

Registration No. 333-275079

March 1, 2024

LinkedIn:

Live Address: https://www.linkedin.com/feed/update/urn:li:ugcPost:7169333686411194369/

Text:

#Bitcoin belongs at the New York Stock Exchange. We’re proud to have worked with the NYSE team to bring GBTC to market, and today we’re celebrating that achievement by ringing the NYSE opening bell.

For details and disclosures about Grayscale Bitcoin Trust, visit: https://etfs.grayscale.com/

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Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by calling (833) 903 - 2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101. Foreside Fund Services, LLC is the Marketing Agent for the Trust.

Facebook:

Live Address: https://www.facebook.com/460971306029932/posts/908549907938734

Text:

#Bitcoin belongs at the New York Stock Exchange. We’re proud to have worked with the NYSE team to bring GBTC to market, and today we’re celebrating that achievement by ringing the NYSE opening bell.

For details and disclosures about Grayscale Bitcoin Trust, visit: https://etfs.grayscale.com/

-

Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by calling (833) 903 - 2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101. Foreside Fund Services, LLC is the Marketing Agent for the Trust. https://www.instagram.com/reel/C3-XtZ0JWDb/

Instagram:

Live Address: https://www.instagram.com/reel/C3-XtZ0JWDb/

Text:

#Bitcoin belongs at the New York Stock Exchange. We’re proud to have worked with the NYSE team to bring GBTC to market, and today we’re celebrating that achievement by ringing the NYSE opening bell.

-

Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by calling (833) 903 - 2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101. Foreside Fund Services, LLC is the Marketing Agent for the Trust. https://www.instagram.com/reel/C3-XtZ0JWDb/

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Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by calling (833) 903 - 2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101.